Exhibit 10.3

BACKSTOP AGREEMENT

This Backstop Agreement (this "Agreement") is made as of this _____ day of October, 2020 by and among 4d pharma plc, a UK limited company (the “Company”), Longevity Acquisition Corporation, a British Virgin Islands exempted company ("LOAC"), Whale Management Corporation, a British Virgin Islands exempted company (the "SPAC Sponsor") and [ ], a [ ] company (the "Buyer").

WHEREAS, the Company has entered into that certain Merger Agreement (the "Merger Agreement") dated October ___, 2020 by and among the Company, Dolphin Merger Sub Limited, a British Virgin Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and LOAC, pursuant to which LOAC will merge (the “Merger”) with and into Merger Sub and Merger Sub will survive the Merger as a wholly-owned subsidiary of the Company; and

WHEREAS, the Buyer agrees to purchase up to US$[ ] (the “Buyer Maximum Investment”) worth of ordinary shares of LOAC (the "LOAC Ordinary Shares"), as specified below.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND CLOSING

Section 1.01 Purchase from Third Parties. The Buyer acknowledges that after the Company files a registration statement relating to the transactions contemplated by the Merger Agreement, the Buyer may in its discretion acquire LOAC Ordinary Shares in open market or private transactions from time to time. The Buyer agrees that if the Buyer so purchases LOAC Ordinary Shares, (i) such purchases, if any, (a) shall be made in compliance with all applicable laws, rules and regulations, including without limitation applicable United States securities laws, and (b) to effect such purchase, the Buyer shall not enter a bid below the posted market offer price for such shares. The Buyer further agrees that it will not purchase (i) LOAC Ordinary Shares prior to the filing of the registration statement referenced in the first sentences of this Section 1.01 or (ii) ordinary shares of the Company.

Section 1.02 Purchase from LOAC. Immediately after the deadline to submit the redemption request in connection with the Merger but prior to the closing of the Merger (the "Merger Closing"), the Buyer shall purchase from LOAC a number of LOAC Ordinary Shares (the “Shares”) equal to the quotient obtained by dividing (A) (i) the Commitment Amount minus (ii) (a) the number of LOAC Ordinary Shares purchased pursuant to Section 1.01 and not redeemed and held by the Buyer as of the Closing multiplied by (b) the Redemption Price (as defined below), by (B) the Redemption Price. The purchase price for the Shares shall be the Redemption Price per Share. At the closing of the purchase of the Shares pursuant to this Section 1.02 (the “Closing”), the Buyer shall pay the aggregate purchase price to LOAC by wire transfer of immediately available funds to an account specified by LOAC, and LOAC shall deliver an instruction letter to its transfer agent to deliver the Shares purchased to the Buyer. It shall be a condition to the obligation of the Buyer on the one hand and LOAC on the other hand to consummate the purchase of the Shares and payment of the aggregate purchase price contemplated hereunder that the other party's representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made. For purposes of this Agreement, “Redemption Price” shall mean the amount in U.S. dollars equal to the price at which each LOAC Ordinary Share is redeemed pursuant to the redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like) in connection with the Merger in accordance with LOAC’s organizational documents and the registration statement (File No. 333-226699) for LOAC’s initial public offering.

Section 1.03 Non-Trading. The Buyer agrees that it will not redeem or transfer any LOAC Ordinary Shares purchased pursuant to Section 1.01 of this Agreement at or prior to the Closing.

Section 1.04 Commitment Consideration. As consideration for the commitment to purchase the Shares set forth in Section 1.02 hereof, conditioned upon the Closing occurring:

(a)                immediately prior to the Closing, LOAC shall issue to the Buyer the Buyer’s Pro Rata Portion of the Commitment Ordinary Shares;

(b)                immediately prior to the Closing, LOAC Sponsor shall transfer to the Buyer the Buyer’s Pro Rata Portion of the LOAC Sponsor Shares;

(c)                immediately prior to the Closing, LOAC Sponsor shall grant to the Buyer an option to purchase up to the Buyer’s Pro Rata Portion of the Option Shares at the Option Price Per Share, exercisable during the period commencing immediately after the Closing and ending on and including the date six months after the date of the Closing; and

(d)                on each monthly anniversary of the day following the Merger Closing, the Company shall grant to the Buyer a warrant to purchase the Buyer’s Pro Rata Portion of the Company Commitment Shares for 0.25 UK pence per share, such warrant to be exercisable for a period of 30 days.

For purposes of this Section 1.04 (all share and per share amounts to be equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like occurring after the date of this Agreement):

“Aggregate Redemption Amount” shall mean aggregate number of LOAC Ordinary Shares redeemed after the date hereof multiplied by the Redemption Price.

“Commitment Amount” shall mean the Buyer Maximum Investment multiplied by a fraction, the numerator of which is the Aggregate Redemption Amount and the denominator of which is US$14,700,000.

“Commitment Ordinary Shares” shall mean an aggregate of 700,000 LOAC Ordinary Shares.

“Company Commitment Shares” shall mean a number of ordinary shares of the Company equal to 7,530,000 multiplied by a fraction, the numerator of which is the number of LOAC Warrants exercised in the preceding six-month period and the denominator of which is the aggregate number of LOAC Warrants outstanding immediately after the Merger Closing.

“LOAC Sponsor Shares” shall mean an aggregate of 200,000 LOAC Ordinary Shares.

“LOAC Warrants” shall mean the warrants to purchase LOAC Ordinary Shares issued by LOAC on August 28, 2018, each entitling the holder thereof to purchase one-half of one LOAC Ordinary Share for $11.50 per whole share.

“Option Price Per Share” shall mean US$10.75 multiplied by the fraction, the numerator of which is 400,000 and the denominator of which is the number of Option Shares.

“Option Shares” shall mean the ordinary shares of the Company issued to SPAC Sponsor in the Merger as Merger consideration for 400,000 LOAC Ordinary Shares.

“Pro Rata Portion” shall mean the percentage obtained by dividing the Buyer Maximum Investment by US$14,700,000.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LOAC AND LOAC SPONSOR

Each of LOAC and SPAC Sponsor hereby represents and warrants to the Buyer on the date hereof and as of the Closing that:

Section 3.01 Organization. Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.

Section 3.03 Valid Issuance. The Shares and the Commitment Ordinary Shares have been duly authorized and, when issued and delivered to the Buyer pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to each of the Company, LOAC and SPAC Sponsor on the date hereof and as of the Closing that:

Section 4.01 Organization. The Buyer is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. The Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 4.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by the Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by the Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Buyer is a party which would prevent the Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Buyer is subject.

Section 4.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of the Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been obtained and are effective and shall be effective as of the Closing.

Section 4.04 Sophisticated Buyer. The Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of the Shares.

Section 4.05 Securities Law Compliance. The Buyer has been advised that the offer and sale of the Shares, the Commitment Ordinary Shares and the Company Commitment Shares (collectively, the “Acquired Securities”) has not been registered under the Securities Act, or any other securities laws and, therefore, none of the Acquired Securities acquired pursuant to this Agreement can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Acquired Securities will be deemed to be "restricted securities" under the Securities Act. The Buyer is acquiring the Acquired Securities for the Buyer's own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that the Buyer is not subject to the "Bad Actor" disqualification, as such term is defined in Rule 506 of Regulation D promulgated under the Securities Act.

Section 4.06 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of the Buyer that will be entitled to any fee or commission for which the Company or LOAC will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V
REGISTRATION RIGHTS

Section 5.01 Registration Rights. The Company hereby agrees with the Buyer that the Company shall, within thirty (30) days after the Merger Closing, file a registration statement under the Securities Act registering the resale of the ordinary shares issued by the Company pursuant to the Merger in respect of the Shares and the Commitment Ordinary Shares if such ordinary shares constitute “restricted securities” or “control securities” under United States securities laws (such “restricted” or “control” ordinary shares, if any, the “Company Securities”); provided that if, in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Company Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, then (in addition to the limitations set forth in Section 5.02 below) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date the Company would otherwise be obligated to file such registration statement pursuant to this Section 5.01.

Section 5.02 Registration Procedures. To the extent required by Sections 5.01, the Company will:

(a)                prepare and file with the SEC a registration statement with respect to the Company Securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

(b)                prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

(c)                use its commercially reasonable efforts to register or qualify the Company Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Buyer may reasonably request in writing within 10 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(d)                notify the Buyer, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e)                prepare and promptly file with the SEC and promptly notify the Buyer of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(f)                 advise the Buyer, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligation of the Company to take any actions pursuant to this Article V that the Buyer shall cooperate with the Company in providing the information necessary to effect the registration of the Buyer’s Company Securities, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and the intended method of disposition of the Company Securities. Failure to do so will at minimum result in exclusion of the Buyer’s Company Securities from the registration statement.

Section 5.03 Expenses. All reasonable fees, costs and expenses of and incidental to the registration effected pursuant to this Article V shall be borne by the Company, including, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Notwithstanding the foregoing, fees and disbursements of counsel and accountants for the Buyer and any other expenses incurred by the Buyer not expressly included above, including any taxes or stamp duties or any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Buyer’s Company Securities, shall be borne by the Buyer.

ARTICLE VI
ACKNOWLEDGEMENT; WAIVER

Section 6.01 Acknowledgement; Waiver. The Buyer (i) acknowledges that the Company, LOAC and LOAC Sponsor may possess or have access to material non-public information relevant to the transactions contemplated by the Agreement which has not been and will not be communicated to the Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company, LOAC or LOAC Sponsor or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including, without limitation, to the extent permitted by applicable law, any such claims arising under the securities or other laws, rules and regulations of the United States, the United Kingdom and the British Virgin Islands, and (iii) is aware that the Company, LOAC and LOAC Sponsor are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

Section 6.02 Waiver Against Trust. The Buyer hereby agrees that, notwithstanding anything to the contrary in this Agreement, the Buyer shall not now or at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account established by LOAC in connection with its initial public offering (the “Trust Account”), to the or distributions therefrom, or make any claim against the trust account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between LOAC or its representatives, on the one hand, and the Buyer or its representatives, on the other hand, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Buyer hereby irrevocably waives any Released Claims that the Buyer may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with LOAC or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the LOAC or its affiliates). The Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by LOAC and its affiliates to induce the Buyer to enter in this Agreement, and the Buyer further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Buyer commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to LOAC or its representatives, which proceeding seeks, in whole or in part, monetary relief against LOAC or its representatives, the Buyer hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Buyer (or any person claiming on any of their behalves or in lieu of them) to have any claim against the trust account (including any distributions therefrom) or any amounts contained therein. For the purpose of this Section 6.2, “representative” means, as to any person, such person’s affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

ARTICLE VII
MISCELLANEOUS

Section 7.01 Termination. This Agreement shall terminate on the earlier of (i) the date agreed by all of the parties hereto in writing, and (ii) the date the Merger Agreement is terminated in accordance with its terms.

Section 7.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via electronic transmission, and any such executed electronic copy shall be treated as an original.

Section 7.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, the Buyer hereby agrees that each of the Company, LOAC and LOAC Sponsor is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by the Company, LOAC or LOAC Sponsor to enforce this Agreement, the Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The non-prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees, that the prevailing party may reasonably incur in connection with the enforcement of this Agreement.

Section 7.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 7.06 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors. Neither this Agreement nor the rights and obligations hereunder may be assigned by any party hereto without the written consent of each other party hereto.

Section 7.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 7.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by all of the parties hereto.

Section 7.09 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(Signature pages follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

4D PHARMA PLC

By:
Name:
Title:

LONGEVITY ACQUISITION CORPORATION

By:
Name:
Title:

WHALE MANAGEMENT CORPORATION

By:
Name:
Title:

[BUYER]

By:
Name:
Title: